EXHIBIT 99.1

NEWS BULLETIN RE: CLAIRE’S STORES, INC.

3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900

CLAIRE’S STORES, INC. REPORTS MAY
SAME STORE SALES INCREASE SEVEN PERCENT

     PEMBROKE PINES, FL., June 5, 2003. Claire’s Stores, Inc. (NYSE:CLE) reported today same store sales for the four weeks ended May 31, 2003 increased seven percent. Total sales during that four-week period increased 15 percent to $78,257,000 compared with $67,803,000 for the same period last year.

     Same store sales by brand for May were as follows:

•	Claire’s Accessories North America: positive low double digits

•	Claire’s Accessories Europe: negative low single digits

•	Icing by Claire’s (Afterthoughts): positive high single digits

     E. Bonnie Schaefer, acting Co-Chairman and CEO of Claire’s Stores, Inc. said, “Sales have been difficult in Europe due to economic uncertainties and public sector strikes in France. Despite this, we are seeing improved margins which, coupled with tight expense controls, are keeping us on track.”

     Marla Schaefer, acting Co-Chairman and CEO of Claire’s Stores, Inc. said, “The consolidated sales we are reporting for the month of May are above plan. Despite bad weather in many parts of this country and the slowdown that routinely occurs after Easter and spring break, store traffic has continued to be strong. We remain comfortable with our guidance of earnings from continuing operations of $0.40 per diluted share for the second quarter of fiscal 2004.”

CLAIRE’S STORES, INC.

(Monthly Sales in 000’s)

			TOTAL	SAME STORE
REPORTING PERIOD	FY 2004	FY 2003	CHANGE	CHANGE

February	$66,858	$59,042	13%	6%
March	$90,806	$83,551	9%	3%
April	$81,911	$67,912	21%	15%
May	$78,257	$67,803	15%	7%
Year to Date	$317,832	$278,308	14%	8%

Company Overview

Claire’s Stores, Inc., is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adults through its two store concepts: Claire’s Accessories (North America and Europe) and Icing by Claire’s. As of May 31, 2003, Claire’s Stores, Inc. operated approximately 2,800 stores in the United States, the Caribbean, Puerto Rico, Canada, the United Kingdom, Ireland, Switzerland, Austria, Germany and France. Claire’s Stores, Inc. also operates through its subsidiary Claire’s Nippon, Co., Ltd., over 100 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.).

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and most recent 10-K and 10-Q reports are available via Claire’s Internet home page: http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation, changes in consumer preferences and consumer spending for pre-teen and teen apparel and accessories, competition, general economic conditions, uncertainties generally associated with the specialty retailing business, and potential difficulties or delays in identifying, attracting and retaining qualified individuals to serve in senior management positions and uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2003. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Contact Information: Ira Kaplan, Senior Vice President and CFO
Phone: (954) 433-3900, Fax: (954) 433-3999 or Email at ira.kaplan@claires.com

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